DOCUMENT HEADER
DOCUMENT DESCRIPTION EXHIBIT 23.1
DOCUMENT TYPE 2
COUNT 1

<PAGE 1>

                                                         EXHIBIT 23.1



Consent of Independent Auditors

          We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the VWR Corporation 1995 Stock Incentive Plan of our report dated February 20, 1996, with respect to the consolidated financial statements and schedule of VWR Scientific Products Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                       By (Signature)
                                        ERNST & YOUNG LLP


          Philadelphia, Pennsylvania
          September 13, 1996